INDEX TO EXHIBITS



(1)               Agreement and Declaration of Trust

(2)               Bylaws

(3)               Inapplicable

(4)               Inapplicable

(5)(i)            Form of Advisory Agreement

(5)(ii)           Form of Sub-Advisory Agreement

(6)               Form of Underwriting Agreement

(7)               Inapplicable

(8)               Form of Custody Agreement*

(9)(i)            Form of Administration Agreement

(9)(ii)           Form of Accounting Services Agreement

(9)(iii) Form of Transfer, Dividend Disbursing, Shareholder Service and Plan Agency Agreement

(10)              Opinion and Consent of Counsel*

(11)              Consent of Independent Auditors*

(12)              Inapplicable

(13)              Form of Agreement Relating to Initial Capital

(14)              Inapplicable

(15)              Form of Plan of Distribution Pursuant to Rule 12b-1

(16)              Inapplicable

(17)              Financial Data Schedule*

(18)              Inapplicable

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*        To be filed by amendment.


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